Exhibit 99.1

For Immediate Release

Cushman & Wakefield Announces Senior Secured Notes Offering

Chicago, August 8, 2023 – Cushman & Wakefield plc (NYSE: CWK) (“Cushman & Wakefield”) today announced that its indirect wholly owned subsidiary, Cushman & Wakefield U.S. Borrower, LLC (the “Issuer”), plans to conduct an offering of up to $500,000,000 in aggregate principal amount of senior secured notes due 2031 (the “Notes”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions. The Issuer intends to use the net proceeds from the offering, together with the proceeds from a new term loan facility with an expected maturity of January 31, 2030 (the “New 2030 Term Loan Facility”) that the Issuer expects to enter into concurrently with the issuance of the Notes, to refinance all or a portion of existing indebtedness outstanding under the Issuer’s $1.6 billion Senior Secured Term Loan maturing August 21, 2025. The issuance of Notes is not conditioned upon the Issuer obtaining the New 2030 Term Loan Facility.

The Notes will be guaranteed by DTZ UK Guarantor Limited (“Holdings”), a private limited company organized under the laws of England and Wales and a direct wholly owned subsidiary of Cushman & Wakefield, and each of Holdings’ existing and future wholly owned domestic restricted subsidiaries (other than the Issuer) and U.K. restricted subsidiaries, in each case, that guarantee the Issuer’s obligations under its existing senior secured credit facility and existing 6.750% senior secured notes due 2028.

The Notes will be offered in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 52,000 employees in over 400 offices and approximately 60 countries. In 2022, the firm had total revenue of $10.1 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the factors discussed in Cushman & Wakefield’s annual report on Form 10-K for the year ended December 31, 2022, including those discussed under “Item 1A—Risk Factors” therein.

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, Cushman & Wakefield undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

INVESTOR RELATIONS	MEDIA CONTACT

Megan McGrath	Aixa Velez
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8195
IR@cushwake.com	aixa.velez@cushwake.com